Registration No. 333-140357

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________________

Post-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
___________________

MTM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	13-3354896
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1200 High Ridge Road Stamford, CT 06905
(203) 975-3700
(Address, including zip code, and telephone number, including area code, of registrant’s principle executive offices)

Steven Stringer
President & Chief Executive Officer
MTM Technologies, Inc.
1200 High Ridge Road
Stamford, CT 06905
(203) 975-3700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John Ruppert, Esquire
Ballard Spahr Andrews & Ingersoll, LLP
1225 17th Street, Suite 2300
Denver, CO 80202
(303) 299-7304

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting
company)

DEREGISTRATION OF SECURITIES

      This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-140357) (the “Registration Statement”) of MTM Technologies, Inc., a New York corporation (the “Registrant”), hereby amends the Registration Statement to remove from registration all of the shares of common stock of the Registrant issuable upon (i) exercise of certain Series A-5 Warrants, and (ii) conversion of certain shares of Series A Preferred Stock into common stock, which shares were originally registered pursuant to the Registration Statement but remain unissued.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, Connecticut, on July 14, 2009.

MTM TECHNOLOGIES, INC.
(Registrant)

By:	/s/ Steven Stringer
Steven Stringer
President and Chief Executive Officer
(Principal Executive Officer and Principal Financial
Officer)

     Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/S/ GERALD A. POCH	Chairman of the Board of Directors	July 14, 2009
Gerald A. Poch

/S/ STEVEN STRINGER	President and Chief Executive Officer	July 14, 2009
Steven Stringer

/S/ KEITH B. HALL	Director	July 14, 2009
Keith B. Hall

/S/ WILLIAM LERNER	Director	July 14, 2009
William Lerner

/S/ ALVIN E. NASHMAN	Director	July 14, 2009
Alvin E. Nashman

/S/ STERLING PHILLIPS	Director	July 14, 2009
Sterling Phillips

/S/ ARNOLD J. WASSERMAN	Director	July 14, 2009
Arnold J. Wasserman

/S/ THOMAS WASSERMAN	Director	July 14, 2009
Thomas Wasserman